UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019

AIMMUNE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37519	45-2748244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIMT	Nasdaq Global Select Market

Item 1.01	Entry Into a Material Definitive Agreement.

On May 10, 2019 (the “Effective Date”), Aimmune Therapeutics, Inc. (the “Company”) entered into a Commercial Supply Agreement (the “Commercial Supply Agreement”), pursuant to which CoreRx, Inc. (“CoreRx”) agreed to manufacture commercial supply of AR101, if approved.

Under the Commercial Supply Agreement, CoreRx will manufacture the commercial supply of AR101 in bulk capsule and sachet dosage forms according to agreed-upon specifications in sufficient quantities to meet the Company’s projected supply requirements in the United States and Canada. In particular, Aimmune is required to purchase a minimum percentage of its AR101 commercial supply requirements in each of the first six years of the Commercial Supply Agreement, subject to certain conditions and restrictions, ranging from 100% in 2019 and decreasing to a majority in 2024. Aimmune is also required to purchase a minimum percentage of its AR101 supply requirements for release testing in each of the first six years of the Commercial Supply Agreement, ranging from 100% in 2019 and decreasing to a significant majority in 2024. CoreRx will manufacture commercial supplies of AR101 at unit prices that decrease with an increase in the quantity ordered. Aimmune is responsible for providing, at its expense, supplies of food-grade peanut flour to be used in manufacturing AR101.

The initial term of the Commercial Supply Agreement began on the Effective Date and will continue until December 31, 2024. The Commercial Supply Agreement then automatically renews for successive two-year terms, unless earlier terminated pursuant to its terms, or upon either party’s notice of termination to the other. The Supply Agreement may be terminated by either party upon an uncured material breach of its terms by the other party, or due to the other party’s bankruptcy, insolvency, or dissolution. The Company may terminate the Commercial Supply Agreement upon the occurrence of certain events.

The Commercial Supply Agreement also includes customary provisions relating to, among others, delivery, inspection procedures, warranties, quality management, regulatory and other approvals, intellectual property rights, indemnification, and confidentiality.

The foregoing description of the material terms of the Commercial Supply Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019 and is incorporated by reference herein. Portions of the Commercial Supply Agreement may be subject to a FOIA Confidential Treatment Request to the SEC pursuant to Rule 24b-2 under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMMUNE THERAPEUTICS, INC.

Date: May 14, 2019	By:	/s/ Douglas T. Sheehy
Douglas T. Sheehy
General Counsel and Secretary